EXHIBIT 24
POWER OF ATTORNEY
          We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby name, constitute and appoint J. Daniel Stinnett, Jeff Aberdeen or Bayard Clark, III, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of Commerce Bancshares, Inc. to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of shares of common stock of Commerce Bancshares, Inc.
     Executed this 19th day of April, 2006.

/s/ John R. Capps	/s/ Thomas A. McDonnell
John R. Capps	Thomas A. McDonnell

/s/ W. Thomas Grant, II	/s/ Terry O. Meek
W. Thomas Grant, II	Terry O. Meek

/s/ James B. Hebenstreit	/s/ Benjamin F. Rassieur, III
James B. Hebenstreit	Benjamin F. Rassieur, III

/s/ David W. Kemper	/s/ Andrew C. Taylor
David W. Kemper	Andrew C. Taylor
Director and CEO

/s/ Jonathon M. Kemper	/s/ Mary ann Van Lokeren
Jonathon M. Kemper	Mary Ann Van Lokeren

/s/ Sean M. Leadbetter	/s/ Robert H. West
Sean M. Leadbetter	Robert H. West

/s/ A. Bayard Clark, III
A. Bayard Clark, III
Chief Financial Officer